Correction of August 19 Announcement Regarding NASDAQ;

TranSwitch Corporation Listed on OTCQB After Delisting on NASDAQ

SHELTON, CT – August 21, 2013 –TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions in the rapidly growing consumer electronics and telecommunications markets, today announced that prior to its listing on the Real Time Level II stock quotes on the OTCQB tier of OTC Markets, it has withdrawn its appeal to the Nasdaq Hearings Panel following the Nasdaq staff determination that the Company did not satisfy the requirements for continued listing on The Nasdaq Capital Market. Pursuant to Nasdaq procedures and prior to the same day listing of the Real Time Level II of the OTCQB tier of OTC Markets the Company expects Nasdaq to suspend trading of the Company’s common stock effective at the open of business, August 22, 2013, and to subsequently delist its common stock whereupon the Company’s common stock will be quoted under its ticker symbol “TXCC” on the OTCQB tier.

The Company does not anticipate any delay or inconvenience in the receipt of real time quotes as a result of these actions.

The new listing will be effective at the opening of trading on August 22, 2013. As of that date, investors and other interested parties will be able to view the Real Time Level II stock quotes for TXCC at http://www.otcmarkets.com or at the investor’s trading site. The OTCQB is a market tier for OTC-traded companies that are registered and reporting with the Securities and Exchange Commission.

About TranSwitch Corporation

TranSwitch Corporation (Nasdaq:TXCC) provides innovative integrated circuit (IC) and intellectual property (IP) solutions that deliver core functionality for video, voice, and data communications equipment for the customer premises and network infrastructure markets. For the customer-premises market, we offer multi-standard, high-speed interconnect solutions enabling the distribution and presentation of high-definition (HD) video and data content for consumer electronics applications. We also provide a family of best-in-class communications processors. For the network infrastructure market we provide integrated multi-core network processor System-on-a-Chip (SoC) solutions for Fixed, 3G and 4G Mobile, VoIP and Multimedia applications. TranSwitch’s customers are leading consumer electronics and telecom equipment companies around the globe. For more information, please visit www.transwitch.com.

Correction of August 19 Announcement Regarding NASDAQ; TranSwitch Corporation Listed on OTCQB After Delisting on NASDAQ	Page 2

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results, involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks in technology development and commercialization; risks of failing to attract and retain key managerial and technical personnel; risks relating to TranSwitch’s available cash; risks associated with acquiring new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

For more information contact:

Robert A. Bosi
Vice President and Chief Financial Officer
Phone: 203.929.8810 ext. 2465

Mary Lombardo

Investor Relations

Phone: 203.929.8810 ext. 2254

TranSwitch Corporation	3 Enterprise Drive	Shelton, CT 06484 USA	(203) 929-8810	Fax: (203) 926-9453	www.transwitch.com